Exhibit 4.1


                      Language on Stock Certificate - Front

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The  Murdock   Group  Career   Satisfaction   Corporation;   Number  of  Shares;
Incorporated under the laws of the State of Utah

This certifies that __________ is the record holder of _________fully paid and nonassessable shares, no par value, of The Murdock Group Career Satisfaction Corporation. These shares are transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                      --------------------------------
                                      Heather J. Stone, President

                                      --------------------------------
                                      KC Holmes, Chief Executive Officer



                      Language on Stock Certificate - Rear

A full statement of the designations and any preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, and the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, will be furnished by the Corporation to any stockholder on request and without charge.

For Value Received, ________________hereby sell(s), assign(s) and transfer(s) unto____________, (please insert social security or other identifying number of assignee) the shares of capital stock represented by the within certificate an irrevocably constitutes and appoints_____________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever. Signature must be guaranteed.

Signature(s) Guaranteed by___________________, a bank or stockbroker.



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